Exhibit 10.34

CONTRACT FOR DEED

Date: July 1, 2018

This Contract for Deed (the “Contract”) is entered into effective as of the above date (the “Effective Date”) by Knochenmus Enterprises, LLP, a limited liability partnership under the laws of Minnesota (“Seller”), and The Tru Shrimp Company, a Delaware corporation (“Purchaser”).

Seller and Purchaser agree to the following terms:

1.

PROPERTY DESCRIPTION. Seller agrees to sell, and Purchaser agrees to buy, the real property and improvements, excluding the greenhouse and propane tank, located in Lyon County, Minnesota, legally described on the attached Exhibit A together with all hereditaments and appurtenances belonging thereto (the “Property”) pursuant to that certain Purchase Agreement between Seller and Purchaser dated July I, 2018 (the “Purchase Agreement”). Unless otherwise specified, Seller hereby delivers possession of the Property to Purchaser on the date hereof

Seller check applicable box:

☐	The Seller certifies that the seller does not know of any wells on the described real property.

☐	A well disclosure certificate accompanies this document.

☒

I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

2.	TITLE. Seller warrants that title to the Property is, on the date of this Contract (the “Contract Date”), subject only to the following “Permitted Exceptions:”

(a)	That certain mortgage executed by Seller in favor of Currie State Bank dated February 28, 2011 and recorded March 2, 2011 as Document Number 189908, as amended (the “Currie State Bank Mortgage”);

(b)

That certain mortgage executed by Seller in favor of Prairieland Economic Development Corporation (“PEDC”) dated November 14, 2011 and recorded November 18, 2011 as document Number 192879 (the “Prairieland Mortgage”; collectively, the Currie State Bank Mortgage and the Prairieland Mortgage are referred to herein as the “Mortgages”);

(c)	Reservations of minerals or mineral rights by the State of Minnesota, if any;

(d)	Utility, sewer and drainage easements which do not interfere with present improvements;

(e)	Applicable laws, ordinances and regulations;

(f)	The lien of real estate taxes and installments of special assessments which are payable by Purchaser pursuant to paragraph 6 of this Contract;

(g)	Matters disclosed on an accurate survey of the Property.

3.

DELIVERY OF DEED AND EVIDENCE OF TITLE. Upon Purchaser’s prompt and full performance of this Contract, Seller shall execute, acknowledge and deliver to Purchaser a Limited Warranty Deed, in recordable form, conveying marketable title to the Properly to Purchaser, subject only to the following exceptions:

(a)	The Permitted. Exceptions (as defined in the attached Exhibit B) and

(b)	Liens, encumbrances, adverse claims or other matters which Purchaser has created, suffered or permitted to accrue after the date of this Contract.

Notwithstanding anything to the contrary in this Contract, Seller will cause the Mortgages to be paid in full or otherwise released as encumbrances against the Property before Seller’s delivery of a Limited Warranty Deed to Purchaser. Purchaser is not assuming Seller’s obligations under the Mortgages. Seller represents to Purchaser that there is no default under the Mortgages as of the Effective Date, and the execution and performance of this Contract will not violate any of the terms of the Mortgages. Seller will indemnify, defend and hold Purchaser harmless against title matters that are recorded against the Property between the date of the Seller’s title policy with an effective date of (November 5, 2010) and the Effective Date that are caused by Seller.

4.	PURCHASE PRICE. Purchaser shall pay to Seller the sum of One Million Three Hundred Thousand and No/I 00 Dollars ($1,300,000.00) as the purchase price (the “Purchase Price”) as follows:

(a)	Zero and No/100 Dollars ($0.00) as earnest money to be transferred by the Title Company in accordance with the Purchase Agreement.

(b)	Two Hundred Thousand and No/I 00 Dollars ($200,000.00) by certified check or wire transfer on the Contract Date.

(c)

Interest shall accrue on the outstanding principal balance of the Purchase Price at a rate of six and three fourths percent (6.75%) per annum. Purchaser shall pay equal monthly installments of principal along with accrued interest commencing on the first (11’) day of the month following the date of this Contract and continuing for a period of fifteen (15) years.

5.

PREPAYMENT. Purchaser shall have the right to fully or partially prepay this Contract at any time without penalty. Any partial prepayment shall be applied first to payment of amounts then due under this Contract, including unpaid accrued interest, and the balance shall be applied to the principal installments to be paid in the inverse order of their maturity. Partial prepayment shall not postpone the due date of the installments to be paid pursuant to this Contract. Upon any partial prepayment the monthly installment payable pursuant to Paragraph 4 above shall be recalculated.

6.

REAL ESTATE TAXES AND ASSESSMENTS. Real estate taxes and installments of special assessments which are due and payable in 2018 shall prorated as of the Contract Date with Seller paying the portion of such taxes allocated to the period preceding the Contract Date and Purchaser paying the portion of such taxes allocated to the period commencing on the Contract Date through the remainder of 2018.

Purchaser shall pay, before penalty accrues, all real estate taxes and installments of special assessments assessed against the Property which are due and payable in all subsequent years. Seller warrants that the real estate taxes and installments of special assessments which were due and payable in the years preceding the year in which this Contract is dated are paid in full. If the Property is subject to a recorded declaration providing for assessments to be levied against the Property by any owners’ association, Purchaser shall promptly pay, when due, all assessments imposed by the owners’ association or other governing body as required by the provisions of the declaration or other related documents.

7.	PROPERTY INSURANCE.

(a)

INSURED RISKS AND AMOUNTS. Purchaser shall keep all buildings, improvements and fixtures now or later located on or a part of the Property insured against loss by fire, lightning and other such perils as are included in a standard “all-risk” endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including, without limitation, vandalism, malicious mischief, burglary, theft and, if applicable, steam boiler explosion. Such insurance shall be in an amount no less than the full replacement cost of the buildings, improvements and fixtures, without deduction for physical depreciation. If any of the buildings, improvements or fixtures are located in a federally designated flood prone area, and if flood insurance is available for that area, Purchaser shall procure and maintain flood insurance in amounts reasonably satisfactory to Seller.

(b)

OTHER TERMS. The insurance policy shall contain a loss payable clause in favor of Seller and PEDC which provides that Seller’s right to recover under the insurance shall not be impaired by any acts or omissions of Purchaser or Seller, and that Seller and PEDC shall otherwise be afforded all rights and privileges customarily provided a mortgagee under the so-called standard mortgage clause.

(c)	NOTICE OF DAMAGE. In the event of damage to the Property by fire or other casualty, Purchaser shall promptly give notice of such damage to Seller and the insurance company.

8.	DAMAGE TO THE PROPERTY.

(a)

APPLICATION OF INSURANCE PROCEEDS. If the Property is damaged by fire or other casualty, the insurance proceeds paid on account of such damage shall be applied to payment of the amounts payable by Purchaser under this Contract, even if such amounts are not then due to be paid, unless Purchaser makes a permitted election described in the next paragraph. Such amounts shall be first applied to unpaid accrued interest and next to the installments to be paid as provided in this Contract in the inverse order of their maturity. Such payment shall not postpone the due date of the installments to be paid pursuant to this Contract or change the amount of such installments. The balance of insurance proceeds, if any, shall be the property of Purchaser.

(b)

PURCHASER’S ELECTION TO REBUILD If Purchaser is not in default under this Contract beyond any applicable cure period, or after curing any such default, Purchaser may elect to have that portion of such insurance proceeds necessary to repair, replace or restore the damaged Property (the “Repairs”) deposited in escrow with a bank or title insurance company qualified to do business in the State of Minnesota, or such other party as may be mutually agreeable to Seller and Purchaser. The election may only be made by written notice to Seller within sixty (60) days after the damage occurs. If such a permitted election is made by Purchaser, Seller and Purchaser shall jointly deposit, when paid, such insurance proceeds into such escrow. If such insurance proceeds are insufficient for the Repairs, Purchaser shall, before the commencement of the Repairs, deposit into such escrow sufficient additional money to insure the full payment for the Repairs. Even if the insurance proceeds are unavailable or are insufficient to pay the cost of the Repairs, Purchaser shall at all times be responsible to pay the full cost of the Repairs. All escrowed funds shall be disbursed by the escrowee in accordance with generally accepted sound construction disbursement procedures. The costs incurred or to be incurred on account of such escrow shall be deposited by Purchaser into such escrow before the commencement of the Repairs. Purchaser shall complete the Repairs as soon as reasonably possible and in a good and workmanlike manner. If, following the completion of and payment for the Repairs, there remain any undisbursed escrow funds, such funds shall be applied to payment of the amounts payable by Purchaser under this Contract in accordance with paragraph 8(a) above.

(c)

OWNERS’ ASSOCIATION. If the Property is subject to a recorded declaration, so long as the owners’ association maintains a master or blanket policy of insurance against fire, extended coverage perils and such other hazards and in such amount as are required by this Contract, then: (i) Purchaser’s obligation in the Contract to maintain hazard insurance coverage on the Property is satisfied; (ii) the provisions of paragraph 8(a) of this Contract regarding application of insurance proceeds shall be superseded by the provisions of the declaration or other related documents; and (iii) in the event of a distribution of insurance proceeds in lieu of restoration or repair following an insured casualty loss to the Property, any such proceeds payable to Purchaser are hereby assigned and shall be paid to Seller for application to the sum secured by this Contract, with the excess, if any, paid to Purchaser.

9.	INJURY OR DAMAGE OCCURRING ON THE PROPERTY.

(a)

LIABILITY. Seller shall be free from liability and claims for damages by reason of injuries occurring on or after the date of this Contract to any person or persons or property while on or about the Property. Purchaser shall defend and indemnify Seller from all liability, loss, costs and obligations, including reasonable attorneys’ fees, on account of or arising out of any such injuries. However, Purchaser shall have no liability or obligation to Seller for such injuries which are caused by the negligence or intentional wrongful acts or omissions of Seller.

(b)

LIABILITY INSURANCE. Purchaser shall, at Purchaser’s own expense, procure and maintain liability insurance against claims for bodily injury, death and property damage occurring on or about the Property in amounts reasonably satisfactory to Seller and naming Seller as an additional insured.

10.

INSURANCE GENERALLY. The insurance which Purchaser is required to procure and maintain pursuant to paragraphs 7 and 9 of this Contract shall be issued by an insurance company or companies licensed to do business in the State of Minnesota. The insurance shall be maintained by Purchaser at all times while any amount remains unpaid under this Contract. The insurance policies shall provide for not less than ten days’ written notice to Seller and PEDC before cancellation, non-renewal, termination or change in coverage, and Purchaser shall deliver to Seller a duplicate original or certificate of such insurance policy or policies.

11.

CONDEMNATION. If all or any part of the Property is taken in condemnation proceedings instituted under power of eminent domain or is conveyed in lieu thereof under threat of condemnation, the money paid pursuant to such condemnation or conveyance in lieu thereof shall be applied to payment of the amounts payable by Purchaser under this Contract, even if such amounts are not then due to be paid. Such amounts shall be applied in the same manner as a prepayment, as provided in paragraph 5 of this Contract. Such payments shall not postpone the due date of the installments to be paid pursuant to this Contract or change the amount of such installments. The balance, if any, shall be the property of Purchaser.

12.

WASTE, REPAIR AND LIENS. Purchaser shall not commit or allow waste of the Property. Purchaser shall maintain the Property in good condition and repair. Purchaser shall not create or permit to accrue liens or adverse claims against the Property which constitute a lien or claim against Seller’s interest in the Property. Purchaser shall pay to Seller all amounts, costs and expenses, including reasonable attorneys’ fees, incurred by Seller to remove any such liens or adverse claims.

13.

COMPLIANCE WITH LAWS. Except for matters which Seller has created, suffered or permitted to exist prior to the date of this Contract, Purchaser shall comply or cause compliance with all laws and regulations of any governmental authority which affect the Property or the manner of using or operating the same, and with all restrictive covenants, if any, affecting title to the Property or the use thereof.

14.

RECORDING OF CONTRACT; DEED TAX. Purchaser shall, at Purchaser’s expense, record this Contract in the office of the county recorder or registrar of titles in the county in which the Property is located within four (4) months after the execution of this Contract. Purchaser shall pay any penalty imposed under Minnesota Statutes Section 507.235 for failure to timely record the Contract. Seller shall, upon Purchaser’s MI performance of this Contract, pay the deed tax due upon the recording of the deed to be delivered by Seller.

15.

NOTICE OF ASSIGNMENT. A party may not assign its interest in the Property without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided that either party may assign its interest in the Property to an affiliate without the other party’s consent and upon any such assignment the assigning party shall promptly furnish a copy of such assignment to the non-assigning party.

16.

PROTECTION OF INTERESTS. If Purchaser fails to pay any sum of money required under the terms of this Contract or fails to perform any of Purchaser’s obligations as set forth in this Contract and such failure is not cured within thirty (30) days of written notice from Seller to Purchaser (or, if an non-monetary obligation cannot be cured within thirty (30) days, Purchaser shall have such additional time as is reasonably required to cure so long as Purchaser commences its cure within the initial thirty (30) days and diligently pursues the cure to completion), Seller may, at Seller’s option, pay the same or cause the same to be performed, or both, and the amounts so paid by Seller and the cost of such performance shall be payable at once, with interest at the rate stated in paragraph 4 of this Contract, as an additional amount due Seller under this Contract. If there now exists, or if Seller hereafter creates, suffers or permits to accrue, any mortgage, contract for deed, lien or encumbrance against the Property which is not expressly assumed by Purchaser pursuant to this Contract, and provided Purchaser is not in default under this Contract, Seller shall timely pay all amounts due thereon, and if Seller fails to do so, Purchaser may, at Purchaser’s option, pay any such delinquent amounts or take any actions reasonably necessary to cure defaults thereunder and deduct the amounts so paid together with interest at the rate provided in this Contract from the payments next coming due under this Contract.

17.

DEFAULTS AND REMEDIES. The time of performance by Purchaser of the terms of this Contract is an essential part of this Contract. If Purchaser fails to timely perform any term of this Contract and such failure is not cured within the time period stated in paragraph 16 above, Seller may, at Seller’s option, elect to declare this Contract cancelled and terminated by notice to Purchaser in accordance with applicable law or elect any other remedy available at law or in equity. If Seller elects to terminate this Contract, all right, tide, and interest acquired under this Contract by Purchaser shall then cease and terminate, and all improvements made to the Property and all payments made by Purchaser pursuant to this Contract (including escrow payments, if any) shall belong to Seller as liquidated damages for breach of this Contract. Neither the extension of the time for payment of any sum of money to be paid hereunder nor any waiver by Seller of Seller’s rights to declare this Contract forfeited by reason of any breach shall in any manner affect Seller’s right to cancel this Contract because of defaults subsequently occurring, and no extension of time shall be valid unless agreed to in writing. After service of notice of default and failure to cure such default within the period allowed by law, Purchaser shall, upon demand, surrender possession of the Property to Seller, but Purchaser shall be entitled to possession of the Property until the expiration of such period. Failure by Seller to exercise one or more remedies available under this paragraph 17 shall not constitute a waiver of the right to exercise such remedy or remedies thereafter.

18.	BINDING EFFECT. The terms of this Contract shall run with the land and bind the parties hereto and their successors in interest.

19.	HEADINGS. Headings of the paragraphs of this Contract are for convenience only and do not define, limit or construe the contents of such paragraphs.

20.	ADDITIONAL TERMS: Check here ☒ if an Addendum to Contract for Deed containing additional terms and conditions is attached hereto.

[signatures on the following page]

The parties have executed this Contract effective as of the Effective Date.

SELLER:		PURCHASER:

Knochenmus Enterprises, LLP		The Tru Shrimp Company

/s/ Jon Knochenmus		/s/ Michael B. Ziebell
By:	Jon Knochenmus	By:	Michael B. Ziebell
Its:	Partner	Its:	President & CEO

FAILURE TO RECORD OR FILE THIS CONTRACT FOR DEED MAY GIVE OTHER PARTIES PRIORITY OVER PURCHASER’S INTEREST IN THE PROPERTY

CONTRACT FOR DEED ADDENDUM

THIS CONTRACT FOR DEED ADDENDUM (this “Addendum”) is attached to and made a part of that certain Contract for Deed dated July I, 2018 between Knochenmus Enterprises, LLP, a Minnesota limited liability partnership (“Seller”), and The Tru Shrimp Company, a Delaware corporation (“Purchaser”).

The terms and conditions contained in the Addendum shall supersede any conflicting provisions contained in this Contract. Unless defined in this Addendum, all capitalized terms have the same meaning as in the Contract. Only those provisions checked in the “Yes” column, below, shall be included and be part of this Addendum.

Yes	No
☒	☐

A.         Late Payment Fee. If any payment is not received by Seller within ten (10) days of the date when due, Purchaser shall additionally pay to Seller, to the extent allowed by law, a late charge of five percent (5%) of the amount of the delinquent payment.

☒	☐

B.         Transfer Restrictions. Purchaser may not sell, assign, or otherwise transfer Purchaser’s interest in this Contract, or the Property, or any part thereof, or if Purchaser is an entity, the controlling interest in Purchaser may not be transferred without the written consent of Seller, which consent:

		(check only one box)	☒ shall be granted or withheld in the sole discretion of Seller. ☐ shall not be unreasonably withheld, or delayed by Seller.

☐	☒

C.         Escrows. In Addition to the monthly payments of principal and interest, Purchaser shall deposit with Seller, with each payment, an amount representing one-twelfth (1/12) of the annual real estate taxes, installments of special assessments, and insurance premiums with respect to the Property (or such other amount as Seller is required to deposit under any underlying encumbrance on the Property). The amount of such taxes, special assessments, and insurance premiums, when unknown, shall be estimated by Seller. Such deposit shall be used by Seller to pay real estate taxes, installments of special assessments, and insurance premiums with respect to the Property when due. If Seller fails to do so, Purchaser may, at Purchaser’s option, pay any such delinquent amounts and deduct the amounts so paid from payments next coming due under this Contract. If the balance deposited with Seller is insufficient to pay such real estate taxes, special assessments and insurance premiums when due, Purchaser shall pay the deficiency to Seller upon written demand.

☒	☐

D.         Property Improvements. Except for work reasonably necessary to permit Purchaser to comply with Purchaser’s obligations under this Contract and the work described in the building plans described as ISO Project #17-20759 dated August 28, 2017, Purchaser shall not hire or perform any repairs or improvements to or replacements of the Property having an aggregate cost in excess of Two Hundred Fifty Thousand Dollars ($250,000) without securing the prior written consent of the Seller, which shall not be unreasonably withheld conditioned or delayed. Purchaser shall provide to Seller copies of all plans (including construction documents, interior finish selections, and an estimate of construction costs) for alterations prior to commencement of any work to be completed while the Contract for Deed is outstanding prior of delivery of the deed. In the event the Seller consents to making of any alterations, additions or improvements to the Property by Purchaser, the same shall be made by Purchaser with cost and expense to be agreed upon in writing between Purchaser and Seller in advance. Seller shall have the right to approve the contractor to perform the alterations. A fully executed construction contract must be submitted to Seller before any work can commence in the Property, and Seller may condition its approval upon review and approval of the construction contract (including approval of the costs of such alterations). Seller may also require Purchaser to provide to Seller, at Purchaser’s sole cost and expense, a lien and completion bond or other security acceptable to Seller in an amount equal to one and one-half (11/4) times any and all estimated cost of improvements, additions, or alterations in the Property, to insure Seller against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Purchaser shall keep the Property and the property in which the Property are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Purchaser. Upon completion of the alterations, additions or improvements, at the request of Seller, Purchaser shall provide Seller with as-built drawings.

Purchaser will not cause or permit any mechanic’s lien to be recorded against the Property. Purchaser agrees to defend, indemnify, and hold Seller harmless from any loss, damage, or expense incurred by Seller with respect to any party asserting a mechanics’ lien claim, it being understood and agreed that this undertaking will survive cancellation of the Contract for Deed or delivery of the quit claim deed pursuant to the terms hereof If any mechanic’s lien is filed, Purchaser shall within twenty-four (24) hours of receipt thereof, give notice to Seller of such lien and Purchaser shall within ten (10) days after receiving notice of the filing of the lien, discharge such lien, or provide Seller with a bond or other security acceptable to Seller in an amount equal to one hundred twenty-five percent (125%) of the lien. Failure of Purchaser to discharge the lien or provide acceptable security therefore will constitute an immediate Default under the Contract for Deed and in addition to any other right or remedy of Seller, Seller may, but is not obligated to, discharge the same of record by paying the amount claimed to be due, and the amount so paid by Seller and all costs and expenses Purchaser to Seller.

☒	☐

E.         Hazardous Substances. Purchaser shall not bring, store, generate, or treat hazardous wastes or substances or petroleum products upon the Property, except for small quantities which are stored and used in compliance with applicable law. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any and all claims, demands, actions, causes of action, liabilities or rights which may be asserted against Seller with respect to such substances, or products, it being understood and agreed that this obligation will survive the cancellation of this Contract or the delivery of a deed pursuant to the terms hereof.

☐	☒

F.         Alternative Acceleration Remedy. If Purchaser fails to timely perform any term of this Contract, Seller may elect, on thirty (30) days written notice given to Purchaser, to declare the entire unpaid Purchase Price, together with accrued interest thereon, immediately due and payable in full and commence an action against Purchaser to collect all amounts due hereunder. Purchaser shall have the right to reinstate this Contract at any time before entry of final judgment against Purchaser for amounts due hereunder if Purchaser: (i) pays Seller all sums due hereunder as of the date of reinstatement; (ii) cures any other defaults existing under this Contract as of the date of reinstatement; and (iii) pays all expenses incurred by Seller in enforcing this Contract, including, but not limited to, reasonable attorneys’ fees and costs. Seller shall deliver the deed for the Property in the manner required by paragraph 3 of this Contract when all amounts due hereunder have been paid.

☒	☐

G.         Nonrecourse Obligation. Notwithstanding any other provision contained in this Contract to the contrary, if Purchaser defaults in Purchaser’s performance of this Contract, Seller’s sole remedy shall be to cancel this Contract in accordance with Minn. Stat. 559.21, as the same may from time to time be amended. Seller specifically waives any right it may have to commence an action for the specific performance of this Contract or any right it may have to seek an award of damages against Purchaser.

☒	☐

H.         Additional Provisions.

AS-IS Sale; Waiver of Disclosures. As a material inducement for Seller to enter into this Contract, Purchaser agrees that the Property is being sold in its as-is condition, with all faults, except as expressly provided herein. Purchaser and Seller agree to waive the written disclosures required under Minnesota Statutes, Section 513.52 through 513.61. Purchaser acknowledges and agrees that Seller makes no representations or warranties, express or implied, as to the condition of the Property, except as expressly provided herein. Purchaser agrees that in contracting to purchase the Property, Purchaser has not relied upon any representation made by the Seller or any parent, subsidiary, agent, or affiliate, or any of their partners, officers, agents, or representatives. Other than Seller’s breach of its obligations under this Contract, Purchaser shall have no other claim or recourse against Seller for any act in connection with the sale of the Property contemplated under this Contract or for any liabilities relating to the Property.

Personal Property. For purposes of Article 9 of the Uniform Commercial Code, the Contract for Deed will constitute a security agreement and financing statement with Purchaser being the Debtor and Seller being the Secured Party. The Contract for Deed also constitutes a financing statement filed as a fixture filing pursuant to Article 9 of the Uniform Commercial Code. The Contract for Deed constitutes a security agreement with respect to, and purchaser hereby grants to seller, a continuing security interest in all personal property and fixtures included within or upon the property including (a) any of the Property which, under applicable law, is not real property or effectively made part of the real property by the provisions of the Contract for Deed; and (b) any and all other property now or hereafter described on any Uniform Commercial Code Financing Statement naming Purchaser as Debtor and Seller as Secured Party and affecting property in any way connected with the use and enjoyment of the Property (any and all such other property constituting “Property” for purposes of the Contract for Deed); Purchaser authorizes Seller to file a financing statement covering such personal property and fixtures and to take such other steps as are reasonably necessary to perfect seller’s security interest, if this contract is canceled by seller, all right, title and interest in said personal property and fixtures will belong to seller without further action and purchaser shall have no interest herein. Upon receipt of all amounts owing pursuant to this contract, seller will execute and deliver to Purchaser a bill of sale covering said items.

Assignment of Rents. As additional security for the Contract for Deed, Purchaser hereby assigns to Seller all leases, rents and profits of the Property which before or after notice of cancellation is given or suit commences or during the period of cancellation or suit shall accrue and be owing for the use and occupancy of the Property or any part thereof Purchaser shall be entitled to collect and retain all such rents unless and until a default shall occur under the terms of the Contract for Deed. Upon such default, Seller will be entitled to give notice to the tenants, authorizing and directing the tenant to pay all rents directly to Seller, to collect all rents, to enforce payment thereof, to exercise all of the rights of the Purchaser under the tenants’ lease, to take possession of and manage the property, to cancel, modify and enforce the lease, to fix and modify rents and to take all other action Seller deems necessary to protect the security of its interest. Seller shall be entitled to engage in any of the foregoing immediately following a default under the terms of this Contract for Deed, with or without court order or appointment of a receiver, and regardless of the condition of the property, the solvency or the purchaser or the adequacy of the property to secure the amount owing to seller. Any amount received by Seller as a result of the foregoing shall not be deemed to be waiver of any of Seller’s right with respect to a statutory cancellation of the Contract for Deed, provided, however that any amounts so received shall be a credit by seller against amounts owing from Purchaser to cure the default.

[signatures on the following page]

The parties have executed this Contract Addendum effective as of the Effective Date.

SELLER:		PURCHASER:

Knochenmus Enterprises, LLP		The Tru Shrimp Company

/s/ Jon Knochenmus		/s/ Michael B. Ziebell
By:	Jon Knochenmus	By:	Michael B. Ziebell
Its:	Partner	Its:	President & CEO

FAILURE TO RECORD OR FILE THIS CONTRACT FOR DEED MAY GIVE OTHER PARTIES PRIORITY OVER PURCHASER’S INTEREST IN THE PROPERTY

EXHIBIT A

LEGAL DESCRIPTION

The real property located in Lyon County, Minnesota, described as follows:

All that part of the West Half (W 1/2) of Section Twenty-Three (23) in Township One Hundred Nine (109) North, Range Forty-two (42) West of the Fifth Principal Meridian, bounded as follows, to wit: On the northeasterly side by the southwesterly line of Summit Avenue Northwest of said town, on the northwesterly side by the southeasterly line of Second Street of said town produced or extended southwesterly to the West line or bounds of said section; on the west side by said west line or bounds of said section, and on the southerly side by the northwesterly line of Third Street of said town produced or continued southwesterly to the west line or bounds of said section, as said streets are laid down and described on the plat of said town as recorded in the registrar’s office in and for said county.

EXHIBIT B

PERMITTED ENCUMBRANCES

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